OMNIQ AI-based Machine Vision LPR Solution Now Deployed at 30 U.S. Airports

●	Richmond International Airport, Virginia is OMNIQ’s 30th Airport Site, Joining JFK, La Guardia, LAX, Newark, Dallas/FW, Salt Lake City and Others Using OMNIQ Systems

●	U.S. has Approximately 150 International Airports Nationwide

Salt Lake City, UT, December 12, 2019 – OMNIQ Corp. (OTCQB: QUESD) (“OMNIQ” or “the Company”), via its HTS division, announces that it has been awarded a contract to deploy its AI-based ALPR solution at Richmond International Airport in Virginia. With this contract, OMNIQ’s ALPR solutions are now deployed at 30 airports across the United States, comprising more than 500 LPR lanes, along with dozens of mobile license plate inventory vehicles as well as handheld LPR patrol units. OMNIQ’s AI-based solutions are installed at three of the top five airports and ten of the top twenty airports by passenger count in the U.S.

Shai Lustgarten, CEO of OMNIQ Corp. commented, “Our selection by Richmond International Airport demonstrates the continued and growing market recognition of our technology’s ability to provide superior accuracy via our unique customized solution for airports, which utilizes LPR sensor data from fixed, mobile and handheld systems. The proven success of our technology has enabled us to establish a leadership position among providers of AI-based parking and security systems.

“Following recent announcements about contracts with LAX and Salt Lake City airports, we are excited about this opportunity to deploy our ALPR systems at another world-class airport in the U.S. assisting millions of passengers to improve their parking experience as well as to future proof airports with the latest technology and revenue control enhancements. We look forward to continuing to leverage our leadership and proven success to win additional airport customers.

“We are thrilled that our partners, resellers, operators and airports themselves have entrusted our solutions, positioning our HTS division as a true market leader in this exciting airport vertical. Airports have traditionally been among the early adopters of the latest LPR-enabled technologies due to the large number of customers served, vehicles parked, the high value of each transaction, and continuous focus on safety, which relies on the ability of security and law enforcement to efficiently monitor and track the real-time airport environment. We believe we have a tremendous opportunity to leverage our technology to capture future opportunities to service this space.”

OMNIQ’s ALPR technology is currently successfully deployed in many major airports throughout North America including major airports such as La Guardia (LGA), John F. Kennedy (JFK), Los Angeles (LAX), Dallas Fort Worth (DFW), Detroit DTW), Tampa (TPA), Sacramento (SMF), Fort Lauderdale (FLL), Columbus (CMH), Newark (EWR), Jacksonville (JAX), Washington-Dulles (IAD), New Orleans (MSY), Rochester, NY (ROC), and many more.

About OMNIQ Corp.

OMNIQ Corp. operates two divisions, HTS Image Processing and Quest Solution. HTS Image Processing is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Quest Solution provides supply chain solutions, specializing in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. The Company’s mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. OMNIQ’s customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food/beverage, transportation and logistics, healthcare and chemicals/gas/ oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

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